                                                                  Exhibit (i)(1)


                                  Law Offices
                           DRINKER BIDDLE & REATH LLP
                                One Logan Square
                             18th & Cherry Streets
                          Philadelphia, PA 19103-6996
                           Telephone:  (215) 988-2700
                              Fax:  (215) 988-2757

                               December 29, 2000

The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway, Suite 100
Wilmington, Delaware  19809

          RE: SHARES REGISTERED BY POST-EFFECTIVE AMENDMENT NO. 71 TO REGISTRATION STATEMENT ON FORM N-1A (FILE NO. 33-20827)
               -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 71 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"). The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $.001 par value per share (collectively, the "Shares"), with respect to the n/i numeric investors Micro Cap Fund, the n/i numeric investors Growth Fund, the n/i numeric investors Mid Cap Fund and the n/i numeric investors Small Cap Value Fund:

          PORTFOLIO                          CLASS                      AUTHORIZED SHARES
------------------------------  -------------------------------  -------------------------------
n/i numeric investors Micro                   FF                           50,000,000
 Cap Fund
n/i numeric investors                         GG                           50,000,000
 Growth Fund
n/i numeric investors                         HH                           50,000,000
 Mid Cap Fund
n/i numeric investors Small                   MMM                          100,000,000
 Cap Value Fund

The Amendment seeks to register an indefinite number of the Shares.

     We have reviewed the Company's Certificate of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

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

     We assume that, prior to the effectiveness of the Amendment under the 1933 Act, the Company will have filed with the Maryland Department of Assessments and Taxation all necessary documents (the "Documents") to authorize, classify and establish the Shares.

     Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectus offering the Shares and in accordance with the Company's Articles of Incorporation and the Documents for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Company.

     We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 71 to the Company's Registration Statement.



                                          Very truly yours,



                                          /s/ Drinker Biddle & Reath LLP
                                          ------------------------------
                                          DRINKER BIDDLE & REATH LLP

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